		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended August 31, 2010
	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(101,323)	$(101,323)
Unrealized Gain (Loss) on Market Value of Futures	59,932	59,932
Interest Income	113	113
ETF Transaction Fees	1,000	1,000
Total Income (Loss)	$(40,278)	$(40,278)

Expenses
Investment Advisory Fee	$4,420	$4,420
Brokerage Commissions	2,077	2,077
Other Expenses	9,041	9,041
Total Expenses	15,538	15,538
Expense Waiver	(8,360)	(8,360)
Net Expenses	$7,178	$7,178
Net Gain (Loss)	$(47,456)	$(47,456)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$1,000	$1,000
Additions	10,044,776	10,044,776
Net Gain (Loss)	(47,456)	(47,456)

Net Asset Value End of Period	$9,998,320	$9,998,320
Net Asset Value Per Unit	$49.99

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 8/1/10	-	-
Additions	200,020	200,020
Units Outstanding End of Period 8/31/10	200,020	200,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502